Investors / Corporate: David S. Bassin, CFO inVentiv Health, Inc. (732) 537-4804 investor@inventivhealth.com	Media: Marcia Frederick inVentiv Health, Inc. (614) 543-6281 mfrederick@inventivhealth.com

inVentiv Health Reports Financial Results
for First Quarter 2008

•	First Quarter Total Revenues Up 18% to $262.3mm; Net Revenues Up 27% to $224.6mm
•	First Quarter Adjusted EPS of $0.26 Including Stock Compensation (GAAP EPS of $0.24)
•	Continuing New Win Momentum Across Segments
•	Reconfirming 2008 Revenue Guidance of $1.05 – $1.15 billion and Adjusted EPS Guidance of $1.80 - $1.90 including Stock Compensation (GAAP EPS Guidance of $1.78 - $1.88)

See note (1) below for an explanation of all non-GAAP financial measures.   All segment information is presented on a comparable basis as if the Company had operated with four segments since inception.

SOMERSET, NEW JERSEY, May 12, 2008 ― inVentiv Health, Inc. (NASDAQ: VTIV), a leading provider of commercialization services to the global pharmaceutical and healthcare industries, today announced financial results for the first quarter 2008.

First Quarter 2008 Results from Continuing Operations:

•
Total revenues increased 18% to $262.3 million for the first quarter of 2008, compared to $222.0 million for the first quarter of 2007.  Net revenues increased 27% to $224.6 million, compared to $176.4 million for the first quarter of 2007.  Adjusted for the impact of acquisitions pro-forma organic net revenue growth for the trailing twelve-month period was 13%.

•
Adjusted EBITDA increased 19% to $28.9 million for the first quarter of 2008, compared to $24.2 million for the first quarter of 2007.  GAAP operating income increased 7% to $19.8 million for the first quarter of 2008, compared to $18.5 million for the first quarter of 2007.

•
Adjusted operating income increased 10% to $20.3 million for the first quarter of 2008, compared to $18.5 million for the first quarter of 2007.  GAAP operating income increased 7% to $19.8 million for the first quarter of 2008, compared to $18.5 million for the first quarter of 2007.

•
Adjusted income from continuing operations was $8.5 million for the first quarter of 2008, compared to $9.5 million for the first quarter of 2007.  GAAP income from continuing operations was $8.0 million for the first quarter of 2008, compared to $10.4 million for the first quarter of 2007.

•
Adjusted diluted earnings per share (EPS), including stock compensation expense, was $0.26 for the first quarter of 2008, compared to $0.31 for the first quarter of 2007.  GAAP diluted EPS was $0.24 for the first quarter of 2008, compared to $0.33 for the first quarter of 2007.

Segment Results:

•
inVentiv Clinical reported record total revenues of $52.1 million during the first quarter of 2008, up 26% from $41.4 million during the first quarter of 2007.  Billable headcounts in clinical staffing continued to increase, and the strong momentum in functional outsourcing continued during the first quarter, further strengthening inVentiv Clinical’s market position in an expanding clinical trials marketplace.

•
inVentiv Communications reported record total revenues of $88.3 million during the first quarter of 2008, up 44% from $61.4 million during the first quarter of 2007, and includes the results from several acquisitions completed during 2007.  The division delivered a number of significant new wins or expansions with existing accounts, resulting in enhanced momentum in the first quarter of 2008.

•
inVentiv Commercial reported total revenues of $92.1 million during the first quarter of 2008, down 6% from $97.8 million during the first quarter of 2007 driven largely by the impact of the Novartis wind-down.  The division won several new sales team contracts and expansions including two contracts with mid-tier pharma clients and the continued expansion of its two new ‘on-boarding’ programs, which will drive renewed momentum over the course of 2008.

•
inVentiv Patient Outcomes reported total revenues of $29.9 million during the first quarter of 2008, up 40% from $21.4 million during the first quarter of 2007.  The strong performance included several new wins in the patient compliance and nurse educator businesses, as well as the inclusion of results from AWAC.

Mr. Eran Broshy, Chairman and Chief Executive Officer of inVentiv Health, commented, “I am pleased with inVentiv’s first quarter results, demonstrating our unique leadership position built on a strong and diversified business model.  We have continued to effectively execute for our clients by offering best-in-class offerings, and also are increasingly delivering broader integrated solutions to our clients.  At the same time, I am pleased at our increasing new win momentum and the significant new business pipeline we are pursuing.”

2008 Guidance Reconfirmed

Based on the Company’s performance during the first quarter of 2008, the Company is at this time reconfirming its 2008 revenue guidance of $1.05 - $1.15 billion and adjusted earnings per share guidance of $1.80 - $1.90 including stock compensation expense (GAAP earnings per share guidance of $1.78 - $1.88).

Adjusted guidance figures exclude derivative interest income or expense related to the Company’s interest rate hedge on its term loan facility, certain impairment charges from marketable securities, and non-recurring tax adjustments.

inVentiv Health Reports
First Quarter 2008 Results

Conference Call Information

Monday, May 12, 2008, 9:00 a.m. Eastern Time
Call in number: (800) 358-8448 (Domestic) or (706) 634-1367 (International)
Live and archived webcast: www.inVentivHealth.com

A replay of the call will be available immediately following the call through May 19, 2008 at (800) 642-1687 or (706) 645-9291.  The conference ID number for the replay is 43654752.

In concert with the call, information regarding inVentiv Health’s historical and recent operational and financial performance will be available at www.inVentivHealth.com/health/investorRelations/investorDecks.asp.

About inVentiv Health

inVentiv Health, Inc. (NASDAQ: VTIV) is an insights-driven global healthcare leader that provides dynamic solutions to deliver customer and patient success.  inVentiv delivers its customized clinical, sales, marketing and communications solutions through its four core business segments: inVentiv Clinical, inVentiv Communications, inVentiv Commercial, and inVentiv Patient Outcomes.  inVentiv Health's client roster is comprised of more than 350 leading pharmaceutical, biotech, life sciences and healthcare payor companies, including all top 20 global pharmaceutical manufacturers.  For more information, visit www.inVentivHealth.com.

inVentiv Health Reports
First Quarter 2008 Results

(1)  USE OF NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures. The Company’s objectives in presenting non-GAAP financial measures are:

•	To present the financial statements on a more comparable period-to-period basis;

•	To enhance investors’ overall understanding of the Company’s past financial performance and its planning and forecasting of future periods; and

•	To allow investors to assess the Company’s financial performance using management’s analytical approach.

Table 3 below contains reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures.  The "adjusted" non-GAAP financial measures discussed in this press release are related to the following three factors:

•
Other than Temporary Impairment on Marketable Securities:  During the first quarter of 2008, the Company recorded $0.5 million ($0.3 million net of taxes) related to an other than temporary impairment of the Company's Columbia Strategic Cash Portfolio (“CSCP”), which held certain asset-backed securities.  Consistent with the company's investment policy guidelines, the majority of holdings within CSCP held by the company had AAA/Aaa credit ratings at the time of purchase. With the liquidity issues experienced in the global credit and capital markets, the CSCP experienced other than temporary losses resulting in a change in the net asset value per share from its $1 par value.  The other than temporary impairment loss was adjusted to exclude this charge for first quarter 2008 results.

•
Derivative Interest: In October 2005, the Company engaged in an interest rate hedge of its $175 million term loan facility, which the Company did not designate for hedge accounting until July 2006.  In July 2006, the Company employed a hypothetical derivative model to assess ineffectiveness.   For the three-months ended March 31, 2008 and 2007, the Company recorded $0.3 million of interest expense (approximately $0.2 million and $0.1 million, net of taxes), respectively, relating to the ineffectiveness of the hedge for each quarter.  Net interest expense was adjusted to exclude these adjustments in their respective periods.

•
Tax benefits:  The Company recorded federal tax benefits of $1.0 million in the first quarter of 2007 attributable to related state and local tax exposure.  Tax expense was adjusted to exclude these benefits for the first quarter of 2007.

In addition, this press release contains non-GAAP financial measures related to the pro-forma organic net revenue growth rate for 2008.  This growth rate is calculated as if all companies acquired by the Company as of March 31, 2008 were owned by it as of January 1, 2007.  Finally, this release contains the non-GAAP financial measure Adjusted EBITDA, which is defined as adjusted operating income before depreciation and amortization.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. Management believes that the non-GAAP financial measures included in the exhibit, when shown in conjunction with the corresponding GAAP measures, is useful to investors for the reasons discussed above.  Management uses these non-GAAP financial measures in assessing the performance of the Company’s operations on a consistent basis from period to period.

inVentiv Health Reports
First Quarter 2008 Results

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks that may cause inVentiv Health's performance to differ materially.  Such risks include, without limitation: our ability to sufficiently increase our revenues and maintain or decrease expenses and cash capital expenditures to permit us to fund our operations; our ability to continue to comply with the covenants and terms of our credit facility and to access sufficient capital to fund our operations; our ability to grow our existing client relationships, obtain new clients and cross-sell our services; our ability to successfully operate new lines of business; our ability to manage our infrastructure and resources to support our growth; our ability to successfully identify new businesses to acquire, conclude acquisition negotiations and integrate the acquired businesses into our operations; any disruptions, impairments, or malfunctions affecting software as well as excessive costs or delays that may adversely impact our continued investment in and development of software; the potential impact of government regulation on us and on our clients base; our ability to comply with all applicable laws as well as our ability to successfully implement from a timing and cost perspective any changes in applicable laws; our ability to recruit, motivate and retain qualified personnel, including sales representatives; the actual impact of the adoption of certain accounting standards;our ability to maintain technological advantages in a variety of functional areas, including sales force automation, electronic claims surveillance and patient compliance; changes in trends in the healthcare and pharmaceutical industries or in pharmaceutical outsourcing; and our inability to determine the actual time at which the liquidation of the Columbia Strategic Cash Portfolio will be completed or the total losses that we will actually realize from that investment vehicle.  Readers of this press release are referred to documents filed from time to time by inVentiv Health, Inc. with the Securities and Exchange Commission for further discussion of these and other factors.

# # #

inVentiv Health Reports
First Quarter 2008 Results

Table 1
inVentiv Health, Inc.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)

	For the Three-Months Ended March 31,

	2008	2007
Net revenues	$224,578	$176,390
Reimbursable out-of-pockets	37,743	45,565
Total revenues	262,321	221,955

Operating expenses:
Cost of services	142,789	117,172
Reimbursed out-of-pocket expenses	37,484	45,656
Selling, general and administrative expenses	62,206	40,586
Total operating expenses	242,479	203,414

Operating income	19,842	18,541

Interest expense	(6,382)	(3,562)
Interest income	830	839
Income from continuing operations before income tax provision, minority interest in income of subsidiary and (loss) gain from equity investments	14,290	15,818
Income tax provision	(5,642)	(5,414)
Income from continuing operations before minority interest in income of subsidiary and (loss) gain from equity investments	8,648	10,404
Minority interest in income of subsidiary	(576)	(255)
(Loss) gain from equity investments	(40)	235
Income from continuing operations	8,032	10,384

Income from discontinued operations:
Gains on disposals of discontinued operations, net of taxes	12	86
Income from discontinued operations	12	86

Net income	$8,044	$10,470

Earnings per share:
Continuing operations:
Basic	$0.25	$0.34
Diluted	$0.24	$0.33
Discontinued operations:
Basic	$0.00	$0.00
Diluted	$0.00	$0.01
Net income:
Basic	$0.25	$0.34
Diluted	$0.24	$0.34
Weighted average common shares outstanding:
Basic	32,623	30,406
Diluted	33,120	31,199

inVentiv Health Reports
First Quarter 2008 Results

Table 2

inVentiv Health, Inc.
Selected Financial Data
($’s in 000’s)
(unaudited)

	March 31,	December 31,
	2008	2007

Cash ..……………………………………………….	$48,124	$50,973
Restricted Cash and Marketable Securities…………	$31,368	$47,164
Account Receivable, Net……………………………	$132,387	$162,198
Unbilled Services…………………………………...	$110,935	$89,384
Total assets……..…………………………………...	$1,078,453	$1,110,856
Client Advances & Unearned Revenue……………..	$66,392	$76,696
Working Capital (1)………………………………...	$161,525	$130,852
Long-term debt (2)………………………………...	$327,525	$328,350
Capital Lease Obligations (2)……………………..	$33,936	$38,409
Depreciation (3)…………………………………….	$4,953	$18,169
Amortization (3)…………………………………….	$3,657	$10,939
Days Sales Outstanding (4)…………………………	76	79

1)	Working Capital is defined as total current assets less total current liabilities.

2)	Liabilities are both current and noncurrent.

3)	Depreciation and amortization are reported on a year-to-date basis.

4)
Days Sales Outstanding (“DSO”) is measured using the combined amounts of Accounts Receivable and Unbilled Services (excluding work-in-progress, which does not affect calculation) outstanding as of the Balance Sheet date, against Revenues for the trailing 3-month period then ended.

inVentiv Health Reports
First Quarter 2008 Results

Table 3
inVentiv Health, Inc.
Non-GAAP Income Statement Reconciliation
For the Three Months Ended March 31, 2008 and 2007
(unaudited)

Reconciliation of Adjusted EBITDA (in millions)	Three-Months Ended March 31,
	2008	2007
Operating income, as reported	$19.8	$18.5
Other than temporary impairment on marketable securities	0.5	--
Operating income, as adjusted	$20.3	$18.5
Add: Depreciation	4.9	3.9
Add: Amortization	3.7	1.8
Adjusted EBITDA *	28.9	24.2
* before minority interest in income of subsidiary and income from equity investments

Reconciliation of Operating Income (in millions)	Three-Months Ended March 31,
	2008	2007
Operating income, as reported	$19.8	$18.5
Other than temporary impairment on marketable securities	0.5	--
Operating income, as adjusted	$20.3	$18.5

Reconciliation of Income from Continuing Operations (in millions)	Three-Months Ended March 31,
(Subtract) Add	2008	2007
Income from continuing operations, as reported	$8.0	$10.4
Other than temporary impairment on marketable securities, net of taxes	0.3	--
Derivative interest, net of taxes	0.2	0.1
Deduct: Tax benefit	--	(1.0)
Income from continuing operations, as adjusted	$8.5	$9.5

Reconciliation of Earnings per Share	Three-Months Ended March 31,
(Subtract) Add	2008	2007
Diluted earnings per share from continuing operations, as reported	$0.24	$0.33
Other than temporary impairment on marketable securities	0.01	--
Derivative interest, net of taxes	0.01	0.01
Tax benefit	--	(0.03)
Diluted earnings per share from continuing operations, as adjusted	$0.26	$0.31

2008 Guidance Reconciliation (unaudited)
Guidance
2008
Diluted earnings per share from continuing operations	$1.78-$1.88
Derivative interest, net of taxes	0.02
Diluted earnings per share from continuing operations, as adjusted	$1.80 - $1.90

Proforma Growth Rate on a Net Revenue Basis	Twelve-Months Ended March 31,
(unaudited)	2008 vs 2007
Growth rate, as reported	27%
Less: Acquisition Growth Rate	(14%)
Growth rate, proforma	13%